Submission of matters to a vote of security holders
Sub-item 77c


A series of special meetings of shareholders of the Trust were held at the offices of the Trust on March
23, 1998, March 26, 1998, and June 5, 1998.  A brief
description of each matter voted upon as well as the voting results are outlined below.

1. Shareholders of the Institutional Portfolios were asked to vote upon an amendment to the Declaration of Trust of the Trust authorizing the Board of Trustees of the Trust to create classes of shares of the Institutional Portfolios, to rename the Institutional Portfolios as the "Funds" and to designate the existing shares of the Institutional
Portfolios as "Class I" shares of the Funds.


Institutional Portfolio	 For	 Against
Abstaining  	Total

Balanced Growth	 46,650 	 -   	 34
	 46,684
Convertible1	 3,513,890 	 -   	 279
	 3,514,169
Emerging Countries	 2,460,148
7,576 	 167 	 2,467,891
Global Growth & Income	 309,121 	 -
	 -   	 309,121
High Quality Bond2	 1,095,280 	 -
	 8 	 1,095,288
High Yield Bond	 338,312 	 -   	 -
	 338,312
International Core Growth	 1,638,162
	 -   	 -   	 1,638,162
International Small Cap Growth	 2,005,760
	 -   	 158 	 2,005,918
Large Cap Growth	 112,411 	 -   	 -
	 112,411
Mid Cap Growth3	 6,801,623 	 -
	 141 	 6,801,764
Mini Cap Growth	 2,458,511
11,202 	 26,236 	 2,495,949
Short Intermediate	 1,043,978 	 -
	 -   	 1,043,978
Small Cap Growth4	 11,986,928
32,059 	 106,366 	 12,125,353
Strategic Income	 308,625 	 -   	 -
	 308,625
Value	 399,635 	 -   	131
399,766
Worldwide Growth	 350,845 	 -   	 -
	 350,845


2. Shareholders of the Institutional Portfolios and the Money Market Portfolio were asked to authorize the Board of Trustees to eliminate each such Portfolios current policy of investing all of its assets in a corresponding portfolio of Nicholas|Applegate Investment Trust.


	Institutional Portfolio	For
	Against	Abstaining 	Total

	Balanced Growth	 46,650 	 -   	 34
	 46,684
	Convertible1	 3,513,890 	 -
	 279 	 3,514,169
	Emerging Countries	 2,460,148
	 7,576 	 167 	 2,467,891
	Global Growth & Income	 309,121 	 -
	 -   	 309,121
	High Quality Bond2	 1,095,288 	 -
	 8 	 1,095,296
	High Yield Bond	 338,312 	 -   	 -
	 338,312
	International Core Growth	 1,638,162
	 -   	 -   	 1,638,162
	International Small Cap Growth
2,005,760 	 -   	 158 	 2,005,918
	Large Cap Growth	 112,411 	 -   	 -
	 112,411
	Mid Cap Growth3	 6,801,623 	 -
	 141 	 6,801,764
	Mini Cap Growth	 2,458,511
11,009 	 18,681 	 2,488,201
	Money Market	 32,231,906 	 708
	 -   	 32,232,614
	Short Intermediate	 1,043,978 	 -
	 -   	 1,043,978
	Small Cap Growth4	 11,986,928
32,059 	 1,106,366 	 13,125,353
	Strategic Income	 308,625 	 -   	 -
	 308,625
	Value	 399,766 	 -   	 131
399,897
	Worldwide Growth	 350,845 	 -   	 -
	 350,845


       3.	Shareholders of the A, B, C and Qualified
Portfolios were asked to vote upon the proposed reorganization of the A, B, C and Qualified
Portfolios pursuant to an Agreement and Plan of Reorganization providing for (i) the receipt by each A, B, C and Qualified Portfolio of its pro rata portion of the assets of the corresponding series of Nicholas|Applegate Investment Trust, upon dissolution of such series; (ii) the transfer by the A, B, C and Qualified Portfolios of such assets to the corresponding Fund of the Trust in exchange for Class A, B, C and Q shares of such Fund; (iii) the receipt by each shareholder of an A, B, C or Qualified Portfolio of Class A, B, C or
Q shares of the corresponding Fund in exchange for shares of such Portfolio; and (iv) the termination of the A, B, C and Qualified
Portfolios.


Portfolio	For	Against	Abstaining
	Total

Balanced Growth A	 137,199 	 2,658
4,810 	 144,667
Balanced Growth B	 79,926 	 973
2,068 	 82,967
Balanced Growth C	 571,784 	 23,359
19,639 	 614,782
Balanced Growth Q	 6,443 	 -   	 -
	 6,443
Convertible A1	 1,246,268
85,067 	 53,901 	 1,385,236
Convertible B1	 598,288 	 8,941 	 25,255
632,484
Convertible C1	 1,700,256 	 40,783
104,070 	 1,845,109
Convertible Q1	 181,774 	 518
2,976 	 185,268
Emerging Countries A	 1,389,836
11,056 	 49,195 	 1,450,087
Emerging Countries B	 871,587 	 15,106
35,797 	 922,490
Emerging Countries C	 991,168 	 24,641
43,133 	 1,058,942
Emerging Countries Q	 835,630 	 13,620
17,059 	 866,309
Government Income A5	 35,786 	 5,208
2,790 	 43,784
Government Income B5	 93,081 	 75
3,084 	 96,240
Government Income C5	 206,416 	 6,536
5,742 	 218,694
Government Income Q5	 1,406 	 -   	 -
	 1,406
International Core Growth A	 115,833 	 500
	 4,268 	 120,601
International Core Growth B	 171,226
4,838 	 3,630 	 179,694
International Core Growth C	 41,318
3,710 	 -   	 45,028
International Core Growth Q	 45,571
1,163	 -	 46,734
International Small Cap Growth A	 224,765 	 132
	 2,632 	 227,529
International Small Cap Growth B	 226,522
1,596 	 9,228 	 237,346
International Small Cap Growth C	 110,154 	 58
	 39,726 	 149,938
International Small Cap Growth Q	 8,548 	 201
	 -   	 8,749
Large Cap Growth A	 101,399 	 1,089 	 -
	 102,488
Large Cap Growth B	 63,775 	 -
5,526 	 69,301
Large Cap Growth C	 9,645 	 397 	 -
	 10,042
Large Cap Growth Q	 2,046 	 -   	 -
	 2,046
Mid Cap Growth A3	 2,184,407
42,489 	 107,979 	 2,334,875
Mid Cap Growth B3	 783,044 	 8,446
36,576 	 828,066
Mid Cap Growth C3	 4,008,874
95,478 	 494,597 	 4,598,949
Mid Cap Growth Q3	 426,681 	 -   	 -
	 426,681
Small Cap Growth A4	 4,401,185
176,289 	 189,843 	 4,767,317
Small Cap Growth B4	 917,672 	 17,971
51,960 	 987,603
Small Cap Growth C4	 5,200,887
201,855 	 436,980 	 5,839,722
Small Cap Growth Q4	 79,480 	 871
3,854 	 84,205
Worldwide Growth A	 673,839 	 21,161
26,054 	 721,054
Worldwide Growth B	 232,913 	 38
5,799 	 238,750
Worldwide Growth C	 2,017,936
51,334 	 99,945 	 2,169,215
Worldwide Growth Q	 21,757 	 155 	 112
	 22,024


4. Shareholders for all of the Portfolios were asked to elect the following Trustees of the Trust to hold office until their successors are elected and qualified:

Fred C. Applegate
Arthur B. Laffer
Charles B. Young
Arthur E. Nicholas
Dann V. Angeloff
Walter E. Auch
Theodore J. Coburn
Darlene D. Deremer
George F. Keane

	For the Portfolios listed, the Trustees each received the following votes:



Portfolio	 For 	 Against 	 Abstaining
	 Total

Balanced Growth A	 175,018 	 1,507 	 312
	 176,837
Balanced Growth B	 116,966 	 1,831 	 113
	 118,910
Balanced Growth C	 660,578 	 6,092 	 741
	 667,411
Balanced Growth I	 46,650 	 -   	 34
	 46,684
Balanced Growth Q	 6,443 	 -   	 -
	 6,443
Convertible A1	 1,270,916
116,355 	 7,836 	 1,395,107
Convertible B1	 777,283 	 19,445 	 7,449
804,177
Convertible C1	 1,932,993 	 68,945
3,910 	 2,005,848
Convertible I1	 3,516,133 	 -   	 122
	 3,516,255
Convertible Q1	 185,909 	 518 	 -
	 186,427
Emerging Countries A	 1,666,613 +
68,568 + 	 12,367 	 1,797,542
Emerging Countries B	 1,174,056
51,672 	 9,029 	 1,234,757
Emerging Countries C	 1,249,671
26,476 	 3,382 	 1,279,529
Emerging Countries I	 2,459,570
7,576 	 1,161 	 2,468,307
Emerging Countries Q	 1,087,663
40,089 	 -   	 1,127,752
Emerging Markets Bond I	 344,193 	 -
	 -   	 344,193
Global Blue Chip I	 596,188 	 -   	 -
	 596,188
Global Growth & Income I	 309,853 	 -
	 -   	 309,853
Government Income A5	 43,632 	 953
4,606 	 49,191
Government Income B5	 136,668 ++	 948
	 -   	 137,616
Government Income C5	 202,611 	 6,048
14,809 	 223,468
Government Income Q5	 1,406 	 -   	 -
	 1,406
High Quality Bond I2  	 1,095,280 	 -
	 8 	 1,095,288
High Yield Bond I	 338,312 	 -   	 -
	 338,312
International Core Growth A	 134,930
10,297 	 1,268 	 146,495
International Core Growth B	 182,340
7,667 	 1,377 	 191,384
International Core Growth C	 60,098 	 -
	 1,115 	 61,213
International Core Growth I 	 1,638,981
	 -   	 -   	 1,638,981
International Core Growth Q	 45,571
1,163 	 -   	 46,734
International Small Cap Growth A	 260,326
	 7,423 +++ 	 132 	 267,881
International Small Cap Growth B	 281,546
13,462 	 1,338 	 296,346
International Small Cap Growth C	 168,890
++++ 	 7,515 	 581 	 176,986
International Small Cap Growth I	 2,005,760
	 -   	 158 	 2,005,918
International Small Cap Growth Q	 8,749 	 -
	 -   	 8,749
Large Cap Growth A	 104,774 	 -   	 -
	 104,774
Large Cap Growth B	 76,170 	 7,007 	 7
	 83,184
Large Cap Growth C	 12,647 	 -   	 251
	 12,898
Large Cap Growth I	 112,411 	 -   	 -
	 112,411
Large Cap Growth Q	 2,554 	 -   	 -
	 2,554
Latin America I	 86,894 	 -   	 -
	 86,894
Mid Cap Growth A3	 2,661,222
89,517 	 8,343 	 2,759,082
Mid Cap Growth B3	 1,087,174
51,311 	 10,622 	 1,149,107
Mid Cap Growth C3	 5,135,927 	 -
	 385,760 	 5,521,687
Mid Cap Growth I3	 6,802,230 	 -
	 -   	 6,802,230
Mid Cap Growth Q3	 594,557 	 -   	 -
	 594,557
Mini Cap Growth I	 3,177,559
8,288 	 5,616 	 3,191,463
Money Market	 34,608,375 	 -   	 751
	 34,609,126
Short Intermediate I	 1,043,978 	 -
	 -   	 1,043,978
Small Cap Growth A4	 5,298,173 	 -
	 144,089 	 5,442,262
Small Cap Growth B4	 1,180,573
51,027 	 5,689 	 1,237,289
Small Cap Growth C4	 6,379,457 	 -
	 226,912 	 6,606,369
Small Cap Growth I4	 11,986,514
32,059 	 1,106,779 	 13,125,352
Small Cap Growth Q4	 83,614 	 -   	 -
	 83,614
Strategic Income I	 308,625 	 -   	 -
	 308,625
Value I	 399,635 	 -   	 131
399,766
Worldwide Growth A	 804,022 	 21,337
3,046 	 828,405
Worldwide Growth B	 314,449 	 3,240
1,949 	 319,638
Worldwide Growth C	 2,272,218 	 -
	 58,763 	 2,330,981
Worldwide Growth I	 350,845 	 -   	 -
	 350,845
Worldwide Growth Q	 14,220 	 -   	 112
	 14,332

             + For Emerging Countries Portfolio A, Fred C.
Applegate, Arthur B. Laffer and Charles E. Young each received
                 1,716,613 votes `for' and 68,562 votes `against' election.
           ++ For Government Income Portfolio B, Arthur B.
Laffer received 140,452 votes `for' election.
         +++ For International Small Cap Growth A, Fred C.
Applegate received 14,623 votes `against' election.
       ++++ For International Small Cap Growth C, Fred C.
Applegate received 168,890 votes `for' election.


5. Shareholders were asked to ratify the selection of Ernst & Young, L.L.P. as independent accountants for the Trust.

Portfolio	 For  	  Against
Abstaining   	 Total

Balanced Growth A	 173,471 	 268
3,097 	 176,836
Balanced Growth B	 116,732 	 -
2,177 	 118,909
Balanced Growth C	 637,650 	 20,713
9,047 	 667,410
Balanced Growth I	 46,684 	 -   	 -
	 46,684
Balanced Growth Q	 6,443 	 -   	 -
	 6,443
Convertible A1	 1,360,911
4,607 	 29,588 	 1,395,106
Convertible B1	 787,787 	 1,783 	 14,608
804,178
Convertible C1	 1,934,565 	 15,151
56,133 	 2,005,849
Convertible I1	 3,516,254 	 -   	  -
	 3,516,254
Convertible Q1	 185,067 	 429 	 930
	 186,426
Emerging Countries A	 1,707,053
5,985 	 34,271 	 1,747,309
Emerging Countries B	 1,206,380
6,100 	 22,279 	 1,234,759
Emerging Countries C	 1,254,750
8,587 	 16,192 	 1,279,529
Emerging Countries I	 2,466,786 	 112
	 1,409 	 2,468,307
Emerging Countries Q	 1,112,378
6,525 	 8,849 	 1,127,752
Emerging Markets Bond I	 344,193 	  -
	  -    	 344,193
Global Blue Chip I	 596,188 	  -    	  -
	 596,188
Global Growth & Income I	 309,853 	 -
	  -    	 309,853
Government Income A5	 40,659 	 1,137
7,396 	 49,192
Government Income B5	 135,679 	 -
1,937 	 137,616
Government Income C5	 204,329 	 -
19,139 	 223,468
Government Income Q5	 1,406 	 -   	  -
	 1,406
High Quality Bond I2	 1,095,280 	  -
	 8 	 1,095,288
High Yield Bond	 338,312 	 -   	 -
	 338,312
International Core Growth A	 133,197 	 510
	 12,789 	 146,496
International Core Growth B	 184,911
2,843 	 4,377 	 192,131
International Core Growth C	 61,214 	 -
	 -   	 61,214
International Core Growth I	 46,734 	 -
	 -    	 46,734
International Core Growth Q	 1,638,981
	 -   	 -    	 1,638,981
International Small Cap Growth A	 266,899 	 -
	 982 	 267,881
International Small Cap Growth B	 284,198
2,032 	 10,117 	 296,347
International Small Cap Growth C	 172,826 	 3
	 4,657 	 177,486
International Small Cap Growth I	 2,005,760
	 -   	 158 	 2,005,918
International Small Cap Q	 8,749 	 -
	 -   	 8,749
Large Cap Growth A	 103,685 	 1,089
1,179 	 105,953
Large Cap Growth B	 76,480 	 -
5,704 	 82,184
Large Cap Growth C	 12,250 	 397 	 251
	 12,898
Large Cap Growth I	 112,411 	 -   	  -
	 112,411
Large Cap Growth Q	 2,554 	 -   	  -
	 2,554
Latin America I	 86,894 	 -    	  -
	 86,894
Mid Cap Growth A3	 2,693,525
20,617 	 44,942 	 2,759,084
Mid Cap Growth B3	 1,117,102
11,372 	 20,633 	 1,149,107
Mid Cap Growth C3	 5,135,292
44,582 	 356,248 	 5,536,122
Mid Cap Growth I3	 6,802,371 	 -
	  -    	 6,802,371
Mid Cap Growth Q3	 591,517 	 3,040 	  -
	 594,557
Mini Cap Growth I	 3,168,700
3,496 	 19,265 	 3,191,461
Money Market	 35,332,925 	 13
22,145 	 35,355,083
Short Intermediate I	 1,043,954 	 24
	  -    	 1,043,978
Small Cap Growth A4	 5,324,588
35,475 	 210,997 	 5,571,060
Small Cap Growth B4	 1,204,324
12,498 	 20,463 	 1,237,285
Small Cap Growth C4	 6,389,013
71,618 	 157,262 	 6,617,893
Small Cap Growth I4	 7,229,243 	 -
	 5,896,109 	 13,125,352
Small Cap Growth Q4	 90,625 	 871
2,802 	 94,298
Strategic Income I	 308,625 	 -    	  -
	 308,625
Value I	 399,635 	 -   	 131
399,766
Worldwide Growth A	 802,970 	 3,437
21,998 	 828,405
Worldwide Growth B	 314,659 	 1,004
3,975 	 319,638
Worldwide Growth C	 2,291,944
10,935 	 35,866 	 2,338,745
Worldwide Growth I	 350,845 	 -   	 -
	 350,845
Worldwide Growth Q	 22,025 	 -   	 -
	 22,025


1 Prior to July 24, 1998, the Portfolios were named
Income & Growth Portfolios.
2 Prior to July 24, 1998, the Portfolio was named Fully
Discretionary Fixed Income Portfolio I.
3 Prior to July 24, 1998, the Portfolios were named Core
Growth Portfolios.
4 Prior to July 24, 1998, the Portfolios were named
Emerging Growth Portfolios.
5 On July 24, 1998, Government Income Portfolios A,
B, C and Qualified transferred their assets to the Fully
Discretionary
  Fixed Income Portfolio, which subsequently changed its name to the High Quality Bond Fund.